SUB-ITEM 77D: Policies With Respect to Security Investments

Salient Adaptive Balanced Fund

Effective May 1, 2017, the “Principal Investment Strategies” of the Salient Adaptive Balanced Fund (the “Fund”) were revised to reflect that the Fund is a risk-targeted portfolio that invests primarily in other Salient Funds (the “Underlying Funds”), exchange-traded funds, exchange-traded notes, futures and other derivatives in order to gain exposure to global equity markets, global interest rate markets, global credit markets, and global commodity markets. Risk-targeted means a portfolio management process by which the Adviser seeks to maintain a consistent, chosen level of risk as measured by the annualized standard deviation of returns. Additionally, the portfolio targets a constant volatility level that is similar to the long-term volatility of the Adaptive Balanced Blended Index, which consists of 60% MSCI World Index and 40% of the Bloomberg Barclays Global Aggregate Index, while simultaneously seeking to provide a balance of growth and income with a moderate correlation to overall equity and bond markets. These changes are further described in the Fund’s prospectus and statement of additional information as filed with the SEC via EDGAR on April 28, 2017 in Post-Effective Amendment No. 125 to the Registrant’s registration statement on Form N 1A under the 1933 Act and Amendment No. 125 to the Registrant’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-17-147168). Such descriptions are incorporated herein by reference.

Salient Adaptive Income Fund

Effective May 1, 2017, the “Principal Investment Strategies” of the Salient Adaptive Income Fund (the “Fund”) were revised to reflect that the Fund is a risk-targeted portfolio that invests primarily in other Salient Funds (the “Underlying Funds”), exchange-traded funds, exchange-traded notes, futures and other derivatives in order to gain exposure to a range of income-producing global equity markets, global interest rate markets, and global credit markets.  Additionally, the portfolio targets a constant volatility level that is similar to the long-term volatility of the Adaptive Income Blended Index, which consists of 85% Bloomberg Barclays Global Aggregate Bond Index and 15% of the MSCI All Country World Index (“ACWI”), while simultaneously seeking to maximize yield. These changes are further described in the Fund’s prospectus and statement of additional information as filed with the SEC via EDGAR on April 28, 2017 in Post-Effective Amendment No. 125 to the Registrant’s registration statement on Form N 1A under the 1933 Act and Amendment No. 125 to the Registrant’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-17-147168). Such descriptions are incorporated herein by reference.

Salient Tactical Muni & Credit Fund

Effective May 1, 2017, the “Principal Investment Strategies” of the Salient Tactical Muni & Credit Fund (the “Fund”) were revised to reflect that under normal conditions, the Fund invests at least 80% of its net assets plus borrowings for investment purposes, if any, in tax-exempt municipal bonds, other types of tax-exempt or taxable fixed- income securities, and derivatives that provide similar exposures. These changes are further described in the Fund’s prospectus and statement of additional information as filed with the SEC via EDGAR on April 28, 2017 in Post-Effective Amendment No. 125 to the Registrant’s registration statement on Form N 1A under the 1933 Act and Amendment No. 125 to the Registrant’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-17-147168). Such descriptions are incorporated herein by reference.

Salient International Small Cap Fund

Effective May 1, 2017, the “Principal Investment Strategies” of the Salient International Small Cap Fund (the “Fund”) were revised to reflect that Pictet Asset Management Limited (“Pictet Ltd” or the “Sub-Advisor”) typically focuses its research on companies with market capitalizations of companies in the Fund’s benchmark, the MSCI EAFE Small Cap Index. As of March 31, 2017, the market capitalization range of the MSCI EAFE Small Cap Index was $16.5 million to $6.5 billion. The Sub-Advisor does not apply a strict minimum size test in determining which securities to purchase but rather looks to the liquidity of the security.  As a result, the Sub-Advisor normally does not invest in companies with a market capitalization lower than $100 million, although it may do so. These changes are further described in the Fund’s prospectus and statement of additional information as filed with the SEC via EDGAR on April 28, 2017 in Post-Effective Amendment No. 125 to the Registrant’s registration statement on Form N 1A under the 1933 Act and Amendment No. 125 to the Registrant’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, pursuant to Rule 485(b) of the 1933 Act (Accession No. 0001193125-17-147168). Such descriptions are incorporated herein by reference.